EXHIBIT 10.39

SETTLEMENT AND RELEASE
AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into effective the 22nd day of October 2008, by and between W Technologies, inc., a Delaware corporation (the "Company") and Newmarket Investment PLC, a company formed under the laws of the United Kingdom ("Newmarket").

Premises

a)

The Company and Newmarket have been in discussions on debt that may be owed by the Company to Newmarket. Neither the Company nor Newmarket have been able to locate records on the debt.

b)

The Company has sold all of its assets and currently does not have any means to pay any debts, including the debt that may be owed to Newmarket. As such, Newmarket and the Company have proposed accepting stock in the Company as, if and when the Company is purchased by an operating entity ("NewCo") in full settlement of any and all debt, liabilities or claims Newmarket may have against the Company,

c)

Accordingly, Newmarket agrees that its debt is the amount of $125,000 and agrees to accept stock in NewCo in full settlement of any and all claims Newmarket may have against the Company. The parties want to set forth their understanding in this Agreement.

Agreement

Based on the foregoing premises, which are incorporated herein by this reference, the mutual covenants and conditions set forth herein, and in consideration of the execution of this Agreement, the relinquishment of the parties respective legal rights with reference to any and all potential claims, the giving, receipt or exchange of the promises herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1) Acknowledgement of Debt. Newmarket and the Company hereby agree the amount owed to Newmarket is one hundred twenty five thousand dollars ($125,000). Such amount will bear no interest. The one hundred twenty five thousand dollars ($125,000) represents the amounts previously owed to Newmarket, and includes and any and all potential claims, causes of actions, demands, damages, costs fees and expenses of any kind, whether known or unknown, related to any debts or dealings between Newmarket and the Company. Additionally, Newmarket agrees the payment of the amount will be only in shares of common stock of NewCo as, if and when NewCo is formed. Newmarket shall receive its distribution of NewCo's common stock upon the completion of a restructuring of the Company and the completion of a merger to form NewCo. Company makes no representation or warranty that NewCo will be formed or that Newmarket will receive any shares in NewCo. Newmarket acknowledges that it is possible that no shares of common stock will be issued to Newmarket from the restructuring and that Newmarket may receive nothing on its debt if the restructuring is not completed, Nevertheless, Newmarket's debt will be voided and terminated if the restructuring is not completed and NewCo is not formed. Newmarket understands, even if it receives shares of common stock in NewCo, the common stock may have no value now or in the future and may be worth substantially less than the one hundred and twenty five thousand dollars ($125,000), if anything.

2)

 Release and Settlement. Based on the terms and conditions set forth in this Agreement, Newmarket, its officers, directors, shareholders, employees, affiliates and assigns (hereinafter collectively referred to as "Newmarket") for the payment of one hundred twenty five thousand dollars ($125,000), as set forth in section 1 hereof, payable only with shares of NewCo common stock, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby releases and discharges the Company, its officers, directors, successors and assigns, from any further obligation or claims relating to the debt owed by the Company to Newmarket along with any and all existing or possible actions, causes of actions, claims, demands, damages, costs, fees and expenses of any kind, whether known or unknown, on account of or in any way arising from or related to the agreement or debt between the parties.

3)

 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the State of Nevada.

4)

 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5)

 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

6)

 Survival: Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

7)              Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8)

 Facsimile Transmissions. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party hereto, the parties will confirm facsimile transmitted signatures by signing an original document.

9)

 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

W Technologies, Inc.

By:__/s/_Wayne Allen Root___________

A Duly Authorized Manager

Newmarket Investment PLC

By:__/s/_Jonathan Cohen_____________

A Duly Authorized Manager